Exhibit 10.22

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of February 17, 2017, by and between Professional Holding Corp., a Florida corporation and the parent company of Professional Bank (the “Company”), and the undersigned Investor (the “Investor”). Capitalized terms not defined in this Agreement shall have the meaning ascribed in that certain Stock Purchase Agreement dated February 17, 2017 by and between the Company and certain investors, including Investor (the “Purchase Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Investor hereby mutually agree as follows:

1.	Registration RIGHTS

(a)               Any time after the fourth (4th) anniversary of the date of this Agreement, Investor may request one registration (the “Demand Registration”) under the Securities Act of 1933, as amended (the “Securities Act”), of its Registrable Securities (as defined below). The Demand Registration shall be on such form as the Company shall select. The Demand Registration shall specify the number of Registrable Securities to be registered. The Company shall use best efforts to cause a registration statement to be filed within 180 days after the date on which the initial request by Investor is received by the Company and shall use its best efforts to cause such registration statement to be declared effective by the U.S. Securities and Exchange Commission (“SEC”) as soon as practicable thereafter. The Company shall use best efforts to keep such Demand Registration current and effective until the Registrable Securities registered thereby cease to be Registrable Securities.

(b)               As long as Investor holds Registrable Securities, if at any time or from time to time, the Company shall determine to register any of its securities under the Securities Act (except for the registration of securities to be offered pursuant to an employee benefit plan on Form S-8 or pursuant to a registration made on Form S-4, or any successor forms then in effect) and the registration form to be used may be used for the registration of the Registrable Securities (a “Piggyback Registration”), the Company shall:

(1)            Provide thirty (30) calendar days’ advance written notice to Investor prior to filing the registration statement (the “Registration Rights Notice”); and

(2)            include in such registration, and in any underwriting involved therein, all the Registrable Securities specified in a written request made by Investor within fifteen (15) calendar days after receipt of the Registration Rights Notice from the Company, except as set forth in Section 1(c) below.

(c)               If the registration is for a registered public offering involving an underwriting, the Company shall so advise Investor as a part of the Registration Rights Notice. In such event, the right of Investor to registration shall be conditioned upon Investor’s participation in such underwriting and the inclusion of Investor’s Registrable Securities in the underwriting to the extent provided herein. If Investor proposes to distribute its securities through such underwriting, it shall (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in the form agreed to by the Company with the underwriter(s) selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the managing underwriters advise the Company and Investor in writing that in their reasonable and good faith opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the per share offering price of the securities, the Company will include in such registration (i) first, the securities that the Company proposes to sell; (ii) second, the Registrable Securities requested to be included therein by Investor, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the securities requested to be included therein by holders of securities other than holders of Registrable Securities, allocated among such holders in such manner as they may agree. If Investor disapproves of the terms of any such underwriting, Investor may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

(d)               For purposes of this Agreement, “Registrable Securities” shall mean any and all shares of (i) Company Stock issued pursuant to the Purchase Agreement (including Class A Common Stock issued or issuable upon exchange of Class B Common Stock), (ii) Capital Stock issued in respect of the Company Stock in any reorganization of the Company, and (iii) Capital Stock issued in respect of the stock referred to in clause (i) or (ii) above as a result of a stock split, stock dividend, recapitalization or combination.

2.	Expenses of Registration

All expenses incurred in connection with the registrations pursuant to Section 1 hereof, including all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits of the Company’s financial statements incidental to or required by such registration, shall be borne by the Company, except that the Company shall not be required to pay underwriters’ fees, discounts or commissions relating to Registrable Securities.

3.	Registration Procedures

In the case of each registration affected by the Company pursuant to this Agreement, the Company will keep Investor advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

(a)                keep such registration pursuant to this Agreement continuously effective until all of such Registrable Securities have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such registration statement;

(b)                promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act, and to keep such registration statement effective for that period of time specified in Section 3(a) above;

(c)                at least five (5) business days before filing such registration statement, prospectus or amendments or supplements thereto with the SEC, furnish to Investor copies of such documents proposed to be filed, which documents shall be subject to the reasonable review, comment and approval of Investor;

(d)                notify Investor, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed with the SEC;

(e)                advise Investor, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

(f)                 cause all Registrable Securities covered by such registrations to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if such securities are not then listed, on a national securities exchange selected by Investor;

(g)                notify each selling holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that would cause the prospectus included in such registration statement to contain an untrue statement of a material fact or omit any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such holder, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h)                make available for inspection by Investor all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all Records requested by Investor in connection with such registration statement;

(i)                 provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;

(j)                 otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its shareholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto; and

(k)                enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(l)                 use its best efforts to cause such Registrable Securities to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(m)              notify Investor promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

(n)                permit Investor to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included, if in Investor’s judgment, Investor might be deemed to be an underwriter or a “controlling person” (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (a “Controlling Person”) of the Company; and

(o)                take such other actions as reasonably requested by Investor.

4.	Indemnification

(a)                In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Company will (i) indemnify and hold harmless, to the fullest extent permitted by law, Investor, each underwriter of such Registrable Securities thereunder, and any other person acting on behalf of Investor and each other person, if any, who controls such foregoing persons within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, free writing prospectus, or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and (ii) will reimburse such persons, each of their officers, directors and partners, and each person controlling such persons, for any legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action. Notwithstanding the foregoing, the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by Investor or an underwriter, as applicable, specifically for use therein. This indemnity shall be in addition to any liability the Company may otherwise have.

(b)                Investor will, if Registrable Securities held by or issuable to Investor are included in the securities for which such registration is being effected, indemnify and hold harmless, to the fullest extent permitted by law, the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such registration statement, each person who controls the Company and each underwriter within the meaning of the Securities Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus, in light of the circumstances under with they were made), but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by Investor specifically for use therein. Notwithstanding the foregoing, the total amount for which Investor, its officers, directors and partners, and any person controlling Investor, shall be liable under this Section 4(b) shall not in any event exceed the net proceeds (after deducting underwriting fees, commissions, and discounts) received by Investor from the sale of its Registrable Securities in such registration. This indemnity shall be in addition to any liability Investor may otherwise have.

(c)                Each party entitled to indemnification under this Section 4 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense. Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

(d)                Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among Investor, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Securities included in the public offering.

(e)                The indemnification provided by this Section 4 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

(f)                 If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, claim, damage, liability or action referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amounts paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5.	REPORTS UNDER the EXCHANGE ACT

With a view to making available to Investor the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Investor to sell securities of the Company to the public without registration, the Company shall:

(a)                make and keep public information available, within the meaning of Rule 144, at all times after the effective date of (i) the first registration statement covering an underwritten public offering filed by the Company or (ii) the first registration by the Company under the Exchange Act;

(b)                following a public offering or a registration under the Exchange Act, file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)                furnish to Investor forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of said first registration statement filed by the Company), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents filed by the Company with the SEC as may be reasonably requested in availing any such holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

6.	LIMITATIONS IN CONNECTION WITH FUTURE GRANTS OF REGISTRATION RIGHTS

From and after the date of this Agreement, the Company shall not, without the prior written consent of Investor, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 1 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of Investor to be included in such registration.

7.	TRANSFER OF REGISTRATION RIGHTS

The registration rights of Investor (and of any permitted transferee of Investor) under this Agreement with respect to any Registrable Securities may be assigned in whole or in part as provided in Section 8(b) below.

8.	Miscellaneous

(a)                No amendment or waiver of any provision of this Agreement will be effective against any party hereto unless it is in a writing signed by a duly authorized officer of such party.

(b)                This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns. This Agreement, and the rights and obligations of Investor hereunder, may be assigned by Investor to any person or entity to which Registrable Securities are transferred by Investor, and such transferee shall be deemed to have acquired all of the rights and obligations of Investor for purposes of this Agreement; provided, that the transferee provides written notice of such assignment to the Company and provided that any such transfer shall be made strictly in accordance with all applicable laws; and provided, further, that such rights may not be held or exercised by more than one transferee at any one time. The Company may not assign its rights under this Agreement except to its successors-in-interest as a result of a merger, reorganization or a sale of all or substantially all of the assets of the Company.

(c)                For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or other electronic transmission and such transmissions shall be deemed as sufficient as if manually signed signature pages had been delivered.

(d)                Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (i) on the date of delivery if delivered personally or by e-mail (upon confirmation of receipt), (ii) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (iii) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Professional Holding Corp.

396 Alhambra Circle, Suite 255

Coral Gables, FL 33146

E-mail: dsheehan@professionalbankfl.com

Attention: Daniel R. Sheehan

Title: Chairman and President

with a copy to:

Gunster, Yoakley & Stewart, P.A.

777 South Flagler Drive, Suite 500 East

West Palm Beach, FL 33401

E-mail: mmitrione@gunster.com

Attention: Michael V. Mitrione

If to Investor:

EJF Sidecar Fund, Series LLC – Series E

2107 Wilson Blvd., Suite 410

Arlington, VA 22201

E-mail: trading@ejfcap.com

Attention: Neal J. Wilson

Title: Chief Operating Officer

with copies to:

(e)                If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(f)                 If, and as often as, there is any change in the Class A Common Stock or Class B Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Class A Common Stock and Class B Common Stock as so changed.

(g)                This Agreement will be governed by and construed in accordance with the Laws of the State of Florida applicable to contracts made and to be performed entirely within such jurisdiction.

(h)                The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the federal or state courts located in Miami-Dade County, Florida, so long as such court shall have subject matter jurisdiction over such suit, action or proceeding, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8(h) shall be deemed effective service of process on such party. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts referred to above for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

(i)                 THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AGREEMENT, INSTRUMENT OR OTHER DOCUMENT CONTEMPLATED HEREBY OR RELATED HERETO AND IN ANY ACTION DIRECTLY OR INDIRECTLY RELATED TO OR CONNECTED WITH THE OBLIGATIONS OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER MAY DEPRIVE EACH OF THEM AN IMPORTANT RIGHT AND THAT SUCH WAIVER HAS BEEN KNOWINGLY AND VOLUNTARILY MADE BY THE PARTIES AFTER CONSULTATION WITH THEIR LEGAL COUNSEL.

(j)                 The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date set forth above.

COMPANY:

PROFESSIONAL HOLDING CORP.

By:	/s/ Daniel R. Sheehan
Name:	Daniel R. Sheehan
Title:	Chairman and President

INVESTOR:

EJF SIDECAR FUND, SERIES LLC – SERIES E

By:	/s/ Emmanuel J. Friedman
Name:	Emmanuel J. Friedman
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]